UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

650 East Swedesford Road, Wayne, PA 19087
(Address of Principal Executive Offices) (Zip Code)

(610) 971-9171
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Kenexa Corporation, Inc. (“the Company”) was held on May 19, 2010 in Philadelphia, Pennsylvania.  The stockholders were asked to vote on two (2) proposals.  Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as Directors of the Company to hold office for a three year term expiring at the annual meeting in 2013.  The voting results are as follows:

	For	Against	Abstain	Broker Non-Vote
Joseph A. Konen	16,867,815	—	442,761	—
Richard J. Pinola	15,998,644	—	1,311,932	—

Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as directors of the Company for a three year term, or until their respective successors have been duly elected and qualified  at the annual meeting in 2013 or until the director’s earlier resignation or removal.

Proposal 2. Appointment of Independent Auditors

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, received the following votes:

	For	Against	Abstain
Ratification of Grant Thornton LLP	20,728,595	11,281	3,735

Based on the votes set forth above, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to serve for 2010 was duly ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: May 21, 2010	By:	/s/ Donald F. Volk
	Name:	Donald F. Volk
	Title:	Chief Financial Officer